As filed with the U.S. Securities and Exchange Commission on July 23, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Ascendant Digital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

667 Madison Avenue

5th Floor

New York, New York 10065

(212) 209-6126

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Truitt

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

(302) 731-1612

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Matthew Gardner Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Paul D. Tropp Michael S. Pilo Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-239623)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	6,900,000 Units	$10.00	$69,000,000	$8,956.20
Class A ordinary shares included as part of the units(3)	6,900,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	3,450,000 Warrants	—	—	—(4)
Total			$69,000,000	$8,956.20

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 900,000 units, consisting of 900,000 Class A ordinary shares and 450,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-239623), which was declared effective by the U.S. Securities and Exchange Commission on July 23, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000 additional units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant of Ascendant Digital Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1, including 900,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239623) (the “Prior Registration Statement”), initially filed by the Registrant on July 2, 2020 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on July 23, 2020. The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-239623) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of White & Case LLP, counsel to the Registrant.
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of White & Case LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 23rd day of July, 2020.

ASCENDANT DIGITAL ACQUISITION CORP.
By:	/s/ David Gomberg
Name:	David Gomberg
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Mark Gerhard Mark Gerhard	Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2020

/s/ Riaan Hodgson Riaan Hodgson	Chief Operating Officer (Principal Financial and Accounting Officer)	July 23, 2020

/s/ David Gomberg	President and Director	July 23, 2020
David Gomberg

/s/ Mickie Rosen Mickie Rosen	Director	July 23, 2020

/s/ Diane Nelson Diane Nelson	Director	July 23, 2020

/s/ Michael Jesselson Michael Jesselson	Director	July 23, 2020

/s/ Robert Foresman	Director	July 23, 2020
Robert Foresman

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Ascendant Digital Acquisition Corp., in the City of New York, New York, on the 23rd day of July, 2020.

By:	/s/ David Gomberg
Name:	David Gomberg
Title:	Authorized Representative

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